                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12

                          Del Global Technologies Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

[LOGO] DEL GLOBAL TECHNOLOGIES

                              FOR IMMEDIATE RELEASE

             DEL GLOBAL QUESTIONS STEEL PARTNERS TRUE COMMITMENT TO
                              CORPORATE GOVERNANCE

                       URGES SHAREHOLDERS NOT TO BE MISLED

           DETAILS DEL'S TRANSFORMATION TO BEST PRACTICES OF CORPORATE
                                   GOVERNANCE


VALHALLA, NY, May 22, 2003 - Del Global Technologies Corp. (DGTC) ("Del") issued the following letter to the Company's shareholders today:

                                    IMPORTANT

May 22, 2003

Dear Valued Shareholder:

Steel Partners II, L.P., the group attempting to take control of your Company at the May 29th Annual Meeting of Shareholders, is campaigning primarily on a platform of corporate governance.

We believe effective corporate governance is vital, and establishing best practices has been a priority of Del's new management team from Day One when the positions of Chairman and CEO were separated. Ironically, evidence suggests corporate governance is not a priority for Steel Partners elsewhere. We encourage you to look at the breakdown in corporate governance at SL Industries, a company that fell prey to Steel Partners' control in January 2002 following a hostile proxy contest:

     o Warren Lichtenstein, the Managing Partner of Steel Partners II, LLP, holds BOTH the position of Chairman AND CEO.

     o The Compensation Committee is comprised of Steel affiliates Mark Schwartz and Steven Wolosky, two Directors who have been involved in a number of Steel's proxy contests and asset sales.

          Wolosky is a Partner with Olshan Grundman Frome Rosenzweig & Wolosky. The firm is both Steel Partners' counsel and, since January 2002 when Mr. Wolosky became a Director of SL, it is also SL's counsel. SINCE THIS TIME WOLOSKY'S FIRM HAS BILLED SL INDUSTRIES $1,260,000 IN LEGAL FEES.

          On April 1, 2003 the COMPENSATION COMMITTEE AGREED TO PAY STEEL PARTNERS $480,000 FOR SERVICES PERFORMED SINCE CONTROLLING SL'S BOARD.

                      One Commerce Park, Valhalla, NY 10595
                       914-686-3600      www.delglobal.com

Del Global Technologies                                                        2
May 22, 2003


     o In January 2003, SL'S BOARD AGREED TO SELL ONE OF ITS MOST PROFITABLE BUSINESSES TO AN INVESTOR IN STEEL PARTNERS' HEDGE FUND for $4M in cash and $4M in debt. At the time of the sale, reported net income for this business was $2.2M, suggesting a potential market value in excess of the sale price.

Steel Partners' communications on Del Global are peppered with false and misleading accusations that associate Del's past problems with the ENTIRELY NEW MANAGEMENT TEAM AND BOARD OF DIRECTORS. From the outset, while correcting Del's many financial, operational and organizational problems, we have led a transformation to best practices of corporate governance at the Company.


Our commitment to corporate governance is clearly demonstrated by the standards and practices your new management and Board have put in place:

     o The Chairman and CEO are separate positions; four out of five Directors are independent.

     o    Committee Charters for (a) Nominating and Governance, (b) Audit and
          (c) Compensation and Stock Option Committees were established.

          - Each Committee consists of solely independent members; each Committee reports directly to the entire Board.

          - The Nominating and Governance Committee reports annually to the Board on governance matters.

          - The Audit Committee charter contains many procedures suggested by the Business Roundtable, such as supervision of relationship with auditors, review of internal controls and quarterly executive sessions with the CFO, internal auditors and independent auditors.

     o A comprehensive Code of Business Conduct and Ethics has been deployed throughout the Company, reinforced by employee training and requiring all employees to acknowledge understanding and compliance.

     o A 24-hour confidential hotline is available for employees to report suspected violations of law or policy, together with a defined complaint investigation process.

     o Independent Directors have full access to management and employees. The Board meets without management at least twice annually.

     o Del Global's Corporate Governance Standards and Practices are available to employees on the Company Intranet and available to the public on the Company's website (www.delglobal.com).

SO PLEASE DON'T BE MISLED. Corporate Governance is NOT the issue. We believe this is a poorly disguised attempt to take control of your Company at a cheap price.

Del Global Technologies                                                        3
May 22, 2003


                 DEL GLOBAL HAS AN ENTIRELY NEW LEADERSHIP TEAM

                    WE HAVE ACCOMPLISHED A MASSIVE TURNAROUND

   WE EXPECT TO BE PROFITABLE IN Q4 FY03(1) AND RE-LIST ON NASDAQ BY YEAR END

                 WE HAVE DEVELOPED AGGRESSIVE GROWTH STRATEGIES

           WE HAVE A WELL BALANCED AND EXPERIENCED BOARD OF DIRECTORS

                  WE NEED YOUR VOTE! SIGN THE WHITE CARD TODAY!

EVEN IF YOU PREVIOUSLY VOTED FOR STEEL PARTNERS' NOMINEES ON THEIR GOLD PROXY
  CARD, YOU CAN EASILY CHANGE YOUR VOTE, BY SENDING IN YOUR WHITE PROXY CARD.

On Behalf of the Board of Directors,

Sincerely,

/s/ Samuel E. Park

Samuel E. Park
President and Chief Executive Officer

Statements about future results made in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. The Company cautions that these statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict including, but not limited to, the ability of the Company to implement its business plan, management changes, changing industry and competitive conditions, obtaining anticipated operating efficiencies, securing necessary capital facilities, favorable determinations in various legal and regulatory matters and favorable general economic conditions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's filings with the Securities and Exchange Commission.


Del Global filed with the Securities and Exchange Commission a definitive proxy statement relating to the solicitation of proxies with respect to the Del Global 2003 Annual Meeting of Shareholders. Del Global will file with the Commission, and may file other proxy solicitation materials. Investors and security holders are urged to read the proxy statement and any other proxy solicitation materials (when they become available) because they will contain important information. Del Global and the Directors and certain of the executive officers of Del Global may be deemed to be participants in the solicitation of proxies in respect of electing the Board of Directors of Del Global at the 2003 Annual Meeting of Shareholders. Additional information with respect to the beneficial ownership of those executive officers and Directors of Del Global common stock is set forth in the definitive proxy statement filed by Del Global with the Commission. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by Del Global with the Commission at the Commission's website at http://www.sec.gov. You may also access a copy of the definitive proxy statement by accessing www.delglobal.com, or by contacting Georgeson Shareholder Communications, Inc. toll free at (800) 545-1782 (banks and brokers call collect at (212) 440-9800).

Del Global Technologies                                                        4
May 22, 2003


1. Del Global expects to return to operating profitability in the fourth quarter of Fiscal 2003, absent unbudgeted expenses, such as costs associated with a potential settlement with the Department of Defense. In our Power Conversion Group segment, our forecasted sales for the fourth quarter are fully in backlog, and expectations regarding sales and operating income are based upon our current production rate, demonstrated capacity, shipping schedule and our current cost structure. The completion of the consolidation of our High Voltage division is now beginning to be reflected in higher operating income for this segment, and we expect continuing improvement. In our Medical Systems segment, we are experiencing some short term market softness particularly in the Middle East and the domestic market, and have taken steps to reduce operating costs in order to achieve our expected operating income. As a result, we believe that operating income in the fourth quarter of fiscal 2003 on a consolidated basis will be positive.

Del Global Technologies                                                        5
May 22, 2003

                                  HOW TO VOTE:

      YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN

--------------------------------------------------------------------------------
1. If your shares are registered in your own name, please sign, date and mail the enclosed WHITE Proxy Card to Georgeson Shareholder Communications Inc. in the postage paid envelope provided today.

2. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a WHITE Proxy Card with respect to your shares and only after receiving your specific instructions. Accordingly, please sign, date and mail the enclosed WHITE Proxy Card in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a WHITE Proxy Card to be issued representing your shares.

3. After signing the enclosed WHITE Proxy Card do not sign or return the Gold proxy card. Remember - only your latest dated proxy will determine how your shares are to be voted at the meeting. IF YOU VOTED A GOLD PROXY CARD AND WANT TO CHANGE YOUR VOTE, YOU CAN DO SO NOW BY SENDING IN THIS WHITE PROXY CARD.

4. If you have any questions or need further assistance in voting your shares, please contact our proxy solicitor.


                          [LOGO] GEORGESON SHAREHOLDER

                           17 State Street, 10th Floor
                               New York, NY 10004
                        Banks and Brokers (212) 440-9800
                   SHAREHOLDERS CALL TOLL FREE (800) 545-1782
--------------------------------------------------------------------------------

Del Global Technologies                                                        6
May 22, 2003


CONTACTS:

DEL GLOBAL TECHNOLOGIES CORP.

Samuel E. Park, President and Chief Executive Officer
Thomas V. Gilboy, Chief Financial Officer
(914) 686-3600

MEDIA

The Abernathy MacGregor Group, Inc.
Steve Frankel
(212) 371-5999

INVESTORS

Georgeson Shareholder Communications Inc.

(800) 545-1782